Nayna Networks, Inc.
4699 Old Ironsides Drive, Suite 420
Santa Clara, CA 95054
Phone (408) 956-8000
Fax (408) 956-8730

Nayna Networks Signs Amendment to Abundance Networks Acquisition Agreement

  Substantial Reduction In The Expected Number Of Shares To Be Issued to Abundance Networks

Santa Clara, Calif., USA - April 25, 2007 - Nayna Networks, Inc., (OTCBB: NAYN), a provider of next generation network solutions headquartered in Santa Clara, California, today announced that it has signed a Second Amendment to Asset Purchase Agreement by and among Nayna Networks, Inc, a Nevada Corporation, Abundance Networks, Inc., a Delaware Corporation and wholly owned subsidiary of Nayna, Abundance Networks, LLC, a Delaware LLC, and Abundance Networks (India) Pvt. Ltd, a wholly owned subsidiary of Abundance Networks LLC.

Per amended agreement, Nayna shall issue 4,500,000 shares of Common Stock to Seller on or before April 30, 2007, which substantially reduces from approximately 58 Million shares otherwise Nayna was expected to issue based upon the true up value clause per the Original Agreement signed dated December 2005.

About Nayna Networks, Inc.

Nayna Networks, Inc. delivers next generation network solutions including VoIP, IP based TV, RF based TV and high-speed Internet. The company has recently acquired ProSAT, which delivers customer acquisition and support services for broadband service providers. More information is available at http://www.nayna.com/.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, among others, and the timeframe during which the stock is expected to be issued. Statements regarding future events are based on the parties' current expectations and are necessarily subject to associated risks related to, among other things, the potential impact on the business the ability of Nayna to successfully issue stock and to achieve planned synergies. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For more information regarding Forward Looking Statements and related risks, see the "Risk Factors" section of Nayna's filings with the SEC. The company undertakes no obligation to revise or update any forward looking statements for any reason.

All products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners.

Contact Information

Nayna Networks, Inc.
Jim Connor, Marketing, 408-956-8000 x 831
jim@nayna.com